Exhibit 99.2

Happenings Communications Group, Inc.
Financial Report
For the years ending December 31, 2011 and 2010 and for the years then ended.

HAPPENINGS COMMUNICATIONS GROUP, INC.

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Happenings Communications Group, Inc.

Clarks Summit, Pennsylvania

I have audited the accompanying balance sheets of Happenings Communication Group, Inc. as of December 31, 2011 and 2010 and the related statements of operations, statements of changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, I express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Happenings Communications Group, Inc. as of December 31, 2011 and 2010 and the results of its operations, stockholders’ equity and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Peter Messineo, CPA

Peter Messineo, CPA

Palm Harbor, Florida

June 25, 2012

Happenings Communications Group, Inc.

Balance Sheets

	December 31,
	2011	2010
ASSETS
Current Assets
Cash and cash equivalents	$8,608	$0
Accounts receivable, net of allowance of $8,500 and $7,500, respectively	95,553	82,054
Prepaid expenses	500	500
Other current assets	—	1,883
Total Current Assets	104,660	84,437

Property and equipment, net of accumulated depreciation of $33,048 and $32,642, respectively	1,514	1,920
Intangible assets, net of accumulated amortization of $3,292 and $3,259, respectively	—	33
	$106,175	$86,390

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$58,377	$72,671
Accounts payable, related party	25,241	25,241
Accrued expenses	4,381	4,406
Deferred revenues	79,213	56,197
Other current liabilities	24,624	10,894
Total Current Liabilities	191,836	169,409

TOTAL LIABILITIES	191,836	169,409

Stockholders’ Equity
Common stock: 1,000,000 authorized; $.01 par value 1,000 and 1,000 shares issued and outstanding, respectively	10	10
Cumulative contributions	66,094	66,094
Accumulated deficit	(151,765)	(149,123)
Total Stockholders’ Deficit	(85,661)	(83,019)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$106,175	$86,390

The accompanying notes to financial statements are an integral part of these audited financial statements

Happenings Communications Group, Inc.

Statements of Operations

	For the Years Ended December 31,
	2011	2010

Revenues	$876,238	$924,662

Operating Expenses
General and administrative	878,201	942,379
Depreciation and amortization	439	1,095
Total operating expenses	878,640	943,474

Net Loss from operations	(2,692)	(18,812)

Other income (expense)	(240)	(851)

Net loss	$(2,642)	$(19,663)

Basic loss per share	$(2.64)	$(19.66)
Weighted average number of shares outstanding	1,000	1,000

The accompanying notes to financial statements are an integral part of these audited financial statements

Happenings Communications Group, Inc.
Statements of Stockholders’ Equity

	Common Stock		Stockholders’ Contributions	Accumulated
	Shares	Amount	(Distributions)	Deficit	Total

Balance as of December 31, 2009	1,000	$10	$66,094	$(129,460)	$(63,356)

Net loss				(19,663)	(19,663)

Balance as of December 31, 2010	1,000	10	66,094	(149,123)	(83,019)

Net loss				(2,642)	(2,642)

Balance, December 31, 2011	1,000	$10	$66,094	$(151,765)	$(85,661)

The accompanying notes to financial statements are an integral part of these audited financial statements

Happenings Communications Group, Inc.
Statements of Cash Flows

	December 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,642)	$(19,663)
Adjustment to reconcile net loss to net cash provided by operations:
Depreciation and amortization	439	1,095
Changes in assets and liabilities:
Accounts receivable	(13,499)	5,140
Prepaid and other assets	1,883	(500)
Accounts payable	(14,294)	5,921
Accrued expenses	(25)	(1,181)
Customer deposits and deferred revenue	23,016	8,044
Net Cash Provided By (Used in) Operating Activities	8,608	(15,181)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit	25,790	1,085
Repayments on lines of credit	(12,060)	(14,592)
Net Cash Provided By (Used in) Financing Activities	13,730	(13,507)

Net increase (decrease) in cash and cash equivalents	8,608	(14,651)
Cash and cash equivalents, beginning of period	—	14,651
Cash and cash equivalents, end of period	$8,608	$—

Supplemental Cash Flow Information
Cash paid for interest	$290	$881
Cash paid for taxes	$—	$—

The accompanying notes to financial statements are an integral part of these audited financial statements

HAPPENINGS COMMUNICATIONS GROUP, INC.
Notes to Audited Financial Statements
December 31, 2011 and 2010

NOTE 1 – BACKGROUND INFORMATION

Organization and Business

Happenings Communications Group, Inc. was originally incorporated on March 4, 1996 in the State of Texas and under the name of JPR Publications Corp. Effective January 26, 2000, Article 1 of the Articles of Incorporation was amended and the name of the corporation was changed to Happenings Communications Group, Inc.

The Company operates in the publishing industry with a primary business purpose of publishing Happenings Magazine and distributing it free from over 800 locations around Scranton, PA to over 100,000 readers per month. The company also maintains a digital companion to the print version, HappeningsMagazinePA.com, both print and digital editions showcases the best of Northeast PA to include events and attractions, entertainment and recreation, and people and community. Happenings Magazine is also accessible by one or two year subscriptions. The company also provides advertising agency and creative services to the general public.

The Company has elected December 31 as its fiscal year end.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and use of estimates

The Company prepares its financial statements in conformity with generally accepted accounting principles in the United States of America. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable and have been discussed with the Board of Directors; however, actual results could differ from those estimates.

Earnings (Loss) Per Share

Basic earnings (loss) per share calculations are determined by dividing net income (loss) by the weighted average number of shares outstanding during the year. Diluted earnings (loss) per share calculations are determined by dividing net income (loss) by the weighted average number of shares.

Cash and Cash Equivalents

The Company follows FASB Accounting Standards Codification (ASC) 305, “Cash and Cash Equivalents”, and considers currency on hand and demand deposits to be cash and considers short-term, highly liquid investments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents at December 31, 2011 and December 31, 2010 were $8,608 and $0, respectively.

Accounts Receivable

The Company follows FASB Accounting Standards Codification (ASC) 310-10, “Receivables”. Accounts receivable consist of amounts due for publication advertising and advertising agency services.

An allowance for doubtful accounts is established for any amounts that may not be collected and is determined from an analysis of accounts receivable aging detail. Receivables are considered past due based on payment terms. The Company does not impose interest or late fee charges on past due receivables.

Fair Value of Financial Instruments

The Company follows FASB Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2011. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accounts receivable, other current assets, accounts payable, accrued compensation and accrued expenses. The fair value of the Company’s notes payable is estimated based on current rates that would be available for debt of similar terms which is not significantly different from its stated value.

Inventories

The Company considers all advertising and related consumable products to be period costs, due to materiality and short-term value of product, therefore, as of December 31, 2011 the Company held no inventory.

Revenue Recognition

The Company follows FASB ASC 605 “Revenue Recognition” and recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met:

1.           persuasive evidence of an arrangement exists,

2.           the product has been shipped or the services have been rendered to the customer, and,

3.           the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Major revenue activities are from selling advertising for print and digital issues. The Company also provides advertising agency services such as strategy development, video production, digital marketing, website design and social media. Additional advertising agency services focus on print and include newsletters, guidebooks, brochures, and directories.

Advertising

The costs of advertising are expensed as incurred. Advertising expense was $2,915 and $2,623 for the years ended December 31, 2011 and 2010, respectively. Advertising expenses are included in the Company’s operating expenses.

Income Taxes

The Company reports its earnings under the Subchapter S-Corporation election and thereby all taxable income is passed-thru to the shareholders and is taxed at the shareholder’s ordinary tax rate. As a result, there is no provision for income taxes for the years presented.

Temporary differences resulting from accelerated depreciation methods utilized for tax verses straight-line method used for GAAP financial reporting, as well as other temporary tax differences resulting from allowable tax accounting applications are considered immaterial and therefore no deferred tax asset or liability has been recognized in the periods presented.

Long-Lived Assets

Property and equipment is stated at cost. Depreciation is computed by the straight-line method over estimated useful lives (3-7 years). Intellectual property assets are stated at their fair value acquisition cost. Amortization of intellectual property assets is calculated by the straight line method over their estimated useful lives 15 years). Historical costs are reviewed and evaluated for their net realizable value of the assets. The carrying amount of all long-lived assets is evaluated periodically to determine if adjustment to the depreciation and amortization period or the unamortized balance is warranted. Based upon its most recent analysis, the Company believes that no impairment of property and equipment existed at December 31, 2011 or 2010, respectively.

Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable. When required impairment losses on assets to be held and used are recognized based on the fair value of the asset. The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required. If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset. When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets. The Company did not recognize any impairment losses for any periods presented.

Stock Based Compensation

The company had no stock-based compensation plans or stock issuances to for services during the year ended December 31, 2011.

Commitments and Contingencies

The Company follows FASB ASC 450-20, Loss Contingencies” to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Related parties

The Company follows FASB ASC 850, Related Party Disclosures” for the identification of related parties and disclosure of related party transactions.

NOTE 3 – RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In December 2011, the FASB issued ASU 2011-12, “Comprehensive Income”(Topic 220). This standard defers the requirement that companies present reclassification adjustments for each component of accumulated other comprehensive income in both net income and other comprehensive income on the face of the financial statements. This ASU does not affect the main provision of ASU 2011-05 which requires companies to present items of net income, other comprehensive income and total comprehensive income in either a single continuous statement or two consecutive statements. The effective date of ASU 2011-12 is consistent with ASU 2011-05, effective for fiscal years and interim periods beginning after December 25, 2011. The adoption of this standard is not expected to impact our financial position or results of operations

In December 2011, the FASB issued ASU 2011-11, “Balance Sheet “(Topic 210): Disclosures about Offsetting Assets and Liabilities (ASU 2011-11). This newly issued accounting standard requires an entity to disclose both gross and net information about instruments and transactions eligible for offset in the statement of financial position as well as instruments and transactions executed under a master netting or similar arrangement and was issued to enable users of financial statements to understand the effects or potential effects of those arrangements on its financial position. This ASU is required to be applied retrospectively and is effective for fiscal years, and interim periods within those years, beginning on or after January 1, 2013. As this accounting standard only requires enhanced disclosure, the adoption of this standard is not expected to impact our financial position or results of operations.

In December 2011, the FASB issued ASU No. 2011-10, “Derecognition of in Substance Real Estate — a Scope Clarification,”which amends ASC Topic 360, “Property, Plant and Equipment.” ASU No. 2011-10 states that when an investor ceases to have a controlling financial interest in an entity that is in-substance real estate as a result of a default on the entity’s nonrecourse debt, the investor should apply the guidance under ASC Subtopic 360-20, Property, Plant and Equipment — Real Estate Sales (formerly FAS 66) to determine whether to derecognize the entity’s assets (including real estate) and liabilities (including the nonrecourse debt). The changes to the ASC as a result of this update are effective prospectively for deconsolidation events occurring during fiscal years, and interim periods within those years, beginning on or after June 1, 2012. Adoption of this guidance will not impact our financial position or results of operations.

In September 2011, the FASB issued ASU No. 2011-08, “Intangibles-Goodwill and Other (ASC Topic

350) — Testing Goodwill for Impairment.”ASU No. 2011-08 amends the impairment test for goodwill by allowing companies to first assess qualitative factors to determine if it is more likely than not that goodwill might be impaired and whether it is necessary to perform the current two-step goodwill impairment test. The changes to the ASC as a result of this update are effective prospectively for interim and annual periods beginning after December 15, 2011 (January 1, 2012 for the Company). Adoption of this guidance is not expected to impact our financial position or results of operations.

In June 2011, the FASB issued ASU No. 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income” (ASU 2011-05). This newly issued accounting standard (1) eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity; (2) requires the consecutive presentation of the statement of net income and other comprehensive income; and (3) requires an entity to present reclassification adjustments on the face of the financial statements from other comprehensive income to net income. The amendments in this ASU do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income nor do the amendments affect how earnings per share is calculated or presented. In December 2011, the FASB issued ASU No. 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05, which defers the requirement within ASU 2011-05 to present on the face of the financial statements the effects of reclassifications out of accumulated other comprehensive income on the components of net income and other comprehensive income for all periods presented. During the deferral, entities should continue to report reclassifications out of accumulated other comprehensive income consistent with the presentation requirements in effect prior to the issuance of ASU 2011-05. These ASUs are required to be applied retrospectively and are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. Adoption of this guidance is not expected to impact our financial position or results of operations.

In May 2011, the FASB issued ASU No. 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs” (ASU 2011-04). This newly issued accounting standard clarifies the application of certain existing fair value measurement guidance and expands the disclosures for fair value measurements that are estimated using significant unobservable (level 3) inputs. This ASU is effective on a prospective basis for annual and interim reporting periods beginning on or after December 15, 2011. Adoption of this guidance is not expected to impact our financial position or results of operations.

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification TM (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company. Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company’s present or future financial statements.

NOTE 4 — FINANCIAL INSTRUMENTS AND RISK CONCENTRATION

Financial instruments

Our investments in cash equivalents, short-term investments and certain long-term investments are carried at fair value, which is described in Note 2. The carrying values for other current financial assets and liabilities, such as accounts receivable and accounts payable, approximate fair value due to the short maturity of such instruments. The carrying value of our long-term debt if we had any would approximate fair value.

Risk concentration

Financial instruments that could subject us to concentrations of credit risk are primarily cash, cash equivalents, short-term investments and accounts receivable.

Concentration of credit risk with respect to accounts receivable is considered insignificant even though sales are within one geographic area, the metro area of Scranton, PA. The Company reviews accounts receivable for balances past due and having no recent or current sales activity and records an allowance for doubtful accounts of approximately 50% of that amount. These allowances are deducted from accounts receivable on our balance sheets.

NOTE 5 – PROPERTY AND EQUIPMENT

Property consists of equipment purchased for the production of revenues. As of December 31:

	2011	2010
Property and equipment	$34,562	$34,562
Less accumulated depreciation	33,048	32,642
Property and equipment, net	$1,514	$1,920

Assets are depreciated over their useful lives beginning when placed in service. Depreciation expense was $406 and $437 for the years ending December 31, 2011 and 2010, respectively.

NOTE 6 – INTANGIBLES

Intangibles consist of capitalized organization costs and goodwill. As of December 31:

	2011	2010
Goodwill	$3,292	$3,292
Less accumulated amortization	3,292	3,259
Intangibles, net	$—	33

Intangible assets are amortized over their useful lives beginning when placed in service. Amortization expense was $33 and $658 for the years ending December 31, 2011 and 2010, respectively.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Litigation

From time to time the Company may become a party to litigation matters involving claims against the Company. Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

Lease Obligations

At December 31, 2011, the Company leases office space on a month-to-month basis. Rent expense for the years ended December 31, 2011 and 2010 was $19,560. The Company has no operating or capital leases as of December 31, 2011 and 2010.

NOTE 8 – LINE OF CREDIT

The Company has a $25,000 revolving line of credit with a bank, which renews annually unless either party terminates the line of credit. This line is collateralized by all of Happening’s unrestricted assets. There were drawings on the line of $24,624 and $10,894 at December 31, 2011 and December 31, 2010. Unused amounts were $376 and $14,106, respectively. Terms of the credit agreement state that future drawings, if any, will be subject to a current interest rate of 4.25%.

NOTE 9 – RELATED PARTY TRANSACTIONS

At December 31, 2011 and 2010 the Company had a related party payable to a shareholder in the amount of $25,241.

NOTE 10 – STOCKHOLDERS’ EQUITY

Common Stock

The authorized common stock of the Company consists of 1,000,000 shares with a par value of $0.01. There were 1,000 shares of common stock issued and outstanding as of the years ending December 31, 2011 and 2010.

Preferred Stock

The Company has no authorized preferred stock.

NOTE 11 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through June 25, 2012, the date the financial statements were available to be issued. Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the financial statements thereby requiring adjustment or disclosure.